THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATED TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-254138
SUBJECT TO COMPLETION, DATED AUGUST 16, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 22, 2021)
Asure Software, Inc.
           Shares
Common Stock

We are offering           shares of our common stock, $0.01 par value per share (our “Common Stock”). Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “ASUR.” On August 15, 2023, the last reported sale price of our Common Stock was $14.24 per share.
This offering is being underwritten on a firm commitment basis.

Our business and an investment in our Common Stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)
See “Underwriting” on page S-11 of this prospectus supplement for a description of the compensation to be paid to the underwriters in connection with this offering.

We have granted the underwriters an option to purchase up to an additional           shares of Common Stock from us at the public offering price, less the underwriting discounts and commissions, solely to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $      and the total proceeds to us, before expenses, will be $      .
The underwriters expect to deliver the shares against payment on August    , 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
Stifel Craig-Hallum
The date of this prospectus supplement is August    , 2023

Prospectus Supplement
Prospectus dated April 22, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus dated April 22, 2021, which provides more general information, some of which may not apply to this offering. Before investing in our Common Stock, we urge you to carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. This prospectus supplement may add to, update or change information contained in the accompanying prospectus or the documents incorporated by reference herein or therein. If information included in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference herein or therein, then this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectus and such documents incorporated by reference.
This prospectus supplement and the accompanying prospectus are part of a registration statement (Registration No. 333-254138) on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of $150 million. This prospectus supplement relates to the offering of shares of our Common Stock by us.
This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to, the reliability of any other information that any other person may give you. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus supplement to “Asure,” “the Company,” “we,” “our,” and “us” refer to Asure Software, Inc., a Delaware corporation, and in certain instances its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
Company Overview
Asure is a provider of cloud-based Human Capital Management (“HCM”) software and services, delivered as Software-as-a-Service for small and medium-sized businesses (“SMBs”). We offer the human resource (“HR”) tools necessary to build a thriving workforce by providing the resources to stay compliant with dynamic federal, state, and local tax jurisdictions and their respective labor laws, freeing cash flows so SMBs can spend their financial capital on growing their businesses rather than administrative overhead that can impede growth. Our solutions also provide new ways for employers to connect with and to differentiate themselves with their employees in order to enhance their relationships with their talent. Asure’s HCM suite includes Payroll & Tax solutions, HR compliance and services, Time & Attendance software and data integrations that enable employers and their employees to enhance efficiencies and take advantage of value-added solutions, which we refer to as AsureMarketplace™. AsureMarketplace™ automates interactions between our HCM systems with third-party providers to enhance efficiency, improve accuracy and to extend the range of services offered to employers and their employees. We offer our services directly and indirectly through our network of reseller partners.
From recruitment to retirement, our solutions help more than 100,000 SMBs across the United States. Approximately 15,000 of our clients are direct and the 85,000 remaining clients are indirect, as they have contracts with reseller partners who white label our solutions.
We strive to be the most trusted HCM resource to SMBs. We target less densely populated U.S. metropolitan cities where fewer of our competitors have a presence. Our solutions solve three primary challenges that prevent businesses from growing: HR complexity, allocation of human and financial capital, and the ability to build great teams. We have and will continue to invest in research and development to expand our solutions. Our solutions reduce the administrative burden on employers and increase employee productivity while managing the employment lifecycle.
We were incorporated in 1985 as a Delaware corporation and our principal executive offices are located at 405 Colorado Street, Suite 1800, Austin, Texas 78701. Our telephone number is (888) 323-8835 and our website is www.asuresoftware.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus; however, we do post information on the investor relations page of our website that we believe may be of interest to our investors.

THE OFFERING
Common stock offered by us
           shares
Common Stock to be outstanding immediately after this offering shares(1)
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million (or approximately $      million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering for general corporate purposes. We may use a portion of the net proceeds from this offering to (1) acquire or invest in complementary businesses, assets or technologies, although we have not entered into any definitive agreement with respect to any specific acquisitions or investments at this time or (2) repay our outstanding indebtedness under our Loan and Security Agreement (as defined herein), although we have not made any decision to repay such indebtedness at this time.
Risk factors
Investing in our Common Stock involves a high degree of risk. You should carefully read “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus as well as other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.
NASDAQ Capital Market symbol
ASUR

(1)
The number of shares of our Common Stock to be outstanding after this offering is based on 20,919,695 shares outstanding as of August 9, 2023. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•
1,606,971 shares of Common Stock issuable upon the exercise of stock options outstanding as of August 9, 2023, at a weighted average exercise price of $7.34 per share;

•
574,699 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of August 9, 2023;

•
375,000 shares of Common Stock issuable upon the vesting of performance stock units outstanding as of August 9, 2023;

•
1,624,709 shares of Common Stock available for future issuance as of August 9, 2023 under our 2018 Incentive Award Plan; and

•
182,007 shares of our Common Stock available for future issuance as of August 9, 2023 under our employee stock purchase plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (our “Form 10-K”), which is incorporated by reference into this prospectus supplement, as well as our other filings with the Securities and Exchange Commission (the “SEC”), include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties described in our Form 10-K, other filings with the SEC or below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included in this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to our Common Stock.
Risks Related to this Offering
Investors in this offering will experience immediate substantial dilution in the net tangible book value per share of our Common Stock.
You will suffer immediate and substantial dilution in the net tangible book value per share of Common Stock you purchase in this offering because the price per share of our Common Stock being offered hereby is substantially higher than the book value per share of our Common Stock. Our net tangible book value (deficit) as of June 30, 2023 was approximately $0.01 per share of Common Stock. Based on an offering price of $      per share in this offering, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $      per share in the net tangible book value of the Common Stock.
We will likely issue additional Common Stock in the future, which would dilute the holdings of our existing stockholders.
In the future, we will likely issue additional shares of our Common Stock or securities convertible into or exchangeable or exercisable for our Common Stock, resulting in the dilution of the ownership interests of our stockholders. We may issue additional shares of our Common Stock or securities convertible into or exchangeable or exercisable for our Common Stock in connection with hiring or retaining personnel, future acquisitions or future capital-raising transactions or other business purposes. Moreover, the exercise of our existing outstanding stock options or other securities that are exercisable for or convertible into shares of our Common Stock, would dilute our existing holders of Common Stock.
A large number of shares may be sold in the market following this offering, which may depress the market price of our Common Stock.
Shares of our Common Stock sold in the offering may be freely tradable without restriction or further registration under the Securities Act of 1933, as amended. Moreover, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market or otherwise. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering, which may cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline.
Management will have broad discretion as to the use of a portion of the proceeds from this offering, and may not use the proceeds to effectively improve our business.
Because we have not designated an intended use of the net proceeds we receive from this offering for any particular purpose, our management will have broad discretion as to the application of those net proceeds and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our operating results, financial condition or market value.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our Common Stock for returns on equity investment.
For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock. In addition, our Loan and Security Agreement contains limitations on our ability to pay dividends and make other distributions. Accordingly, investors must be prepared to rely on sales of their Common Stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Common Stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, restrictions imposed by applicable law and other factors our board deems relevant.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of “forward-looking statements” include statements we make regarding our expected operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Asure’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include — but are not limited to — the following:
•
risks associated with breaches of Asure’s security measures;

•
risks associated with Asure’s rate of growth and anticipated revenue run rate, including the impact of the current environment, interruptions to supply chains and extended shut down of businesses, political unrest, including the current issues between Russia and Ukraine, reductions in employment and an increase in business failures, specifically among our clients;

•
risks associated with Asure’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue;

•
possible fluctuations in Asure’s financial and operating results and the expiration of major revenue streams such as Earned Retention Tax Credits;

•
regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs;

•
privacy concerns and laws and other regulations may limit the effectiveness of our applications;

•
factors affecting the Loan and Security Agreement;

•
domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws;

•
the financial and other impact of any previous and future acquisitions;

•
Asure’s ability to continue to gain customer acceptance of and provide support for new and improved versions of Asure’s services;

•
successful customer deployment and utilization of Asure’s existing and future services;

•
technological developments;

•
the nature of Asure’s business model;

•
interest rates;

•
competition;

•
various financial aspects of Asure’s subscription model;

•
impairment of intangible assets;

•
restrictive debt covenants;

•
interruptions or delays in Asure’s services or Asure’s Web hosting;

•
access to additional capital;

•
Asure’s ability to hire, retain and motivate employees and manage Asure’s growth;

•
litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations;

•
volatility and weakness in bank and capital markets;

•
factors affecting Asure’s deferred tax assets and ability to value and utilize them;

•
volatility and low trading volume of our Common Stock;

•
collection of receivables; and

•
general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect Asure’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the SEC from time to time. These documents are available on the SEC Filings section of the Investor Information section of Asure’s website at investor.asuresoftware.com.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying speak only as of the date on which they were made. Asure assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million (or approximately $      million if the underwriters exercise their over-allotment option in full).
We currently intend to use the net proceeds from this offering for general corporate purposes. We may use a portion of the net proceeds to (i) acquire or invest in complementary businesses, assets or technologies, although we have not entered into any definitive agreement with respect to specific acquisitions or investments at this time or (ii) repay our outstanding indebtedness to Structural Capital Partners II under our Loan and Security Agreement, dated September 10, 2021, as amended, with Structural Capital Investments III, LP (“Structural” and together with the other lenders that are or become parties thereto, the “Lenders”), and Ocean II PLO LLC, as administrative and collateral agent for the Lenders (the “Loan and Security Agreement”), although we have not made any decision to repay such indebtedness at this time.
As of June 30, 2023, we had approximately $32.2 million of indebtedness outstanding under the Loan and Security Agreement.
The Loan and Security Agreement has a maturity date of October 1, 2025. The weighted average interest rate under the Loan and Security Agreement was 14.71% (including paid in kind interest) for the six months ended June 30, 2023. A more complete description of the Loan and Security Agreement is set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the notes to our consolidated financial statements in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, each of which is incorporated by reference in this prospectus supplement.
Our management team will have broad discretion in using the net proceeds to be received by us from this offering.
Pending use of the net proceeds, we intend to invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. In addition, the terms of our Loan and Security Agreement restrict our ability to pay dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:
•
on an actual basis; and

•
on an as adjusted basis to reflect the sale of           shares of Common Stock in this offering at the public offering price of $      per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise by the underwriters of their over-allotment option

You should read this table along with our unaudited consolidated financial statements and related notes for the three months ended June 30, 2023, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of June 30, 2023
	Actual (unaudited)	As Adjusted (1) (unaudited)
	(in thousands, except share amounts)
Cash and Cash Equivalents	$21,613	$
Liabilities:
Total long-term liabilities	$38,934	$
Stockholders’ Equity:
Preferred stock, $0.01 par value per share, 1,500,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value per share, 44,000,000 shares authorized, 21,089,811 shares issued and 20,705,652 shares outstanding as of June 30, 2023 and shares issued and shares outstanding as adjusted	211
Treasury stock at cost, 384,159 shares	(5,017)
Additional paid-in-capital	438,767
Accumulated deficit	(284,652)
Accumulated other comprehensive income	(2,495)
Total Stockholders’ Equity	146,814
Total Capitalization	$185,748	$

(1)
The “As adjusted” column does not reflect the repayment of indebtedness under our Loan and Security Agreement as we have not made any decision to repay such indebtedness at this time. See “Use of Proceeds.”

The number of shares of Common Stock outstanding in the table above excludes:
•
1,606,971 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted average exercise price of $7.34 per share;

•
574,699 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2023;

•
375,000 shares of Common Stock issuable upon the vesting of performance stock units outstanding as of June 30, 2023;

•
1,624,709 shares of Common Stock available for future issuance as of June 30, 2023 under our 2018 Incentive Award Plan; and

•
182,007 shares of our Common Stock available for future issuance as of June 30, 2023 under our employee stock purchase plan.

DILUTION
If you purchase our Common Stock in this offering, you will experience immediate dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value (deficit) per share of our Common Stock immediately after this offering. We calculate net tangible book value (deficit) per share by subtracting total liabilities from our total tangible assets and dividing the difference by the number of shares of Common Stock outstanding.
Our net tangible book value (deficit) as of June 30, 2023 was approximately $168 or $0.01 per share of Common Stock. After giving effect to the sale of      shares of Common Stock in this offering at a public offering price of $      per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of June 30, 2023 would have been approximately $      , or approximately $      per share. This represents an immediate increase in net tangible book value of approximately $      per share to existing stockholders and an immediate dilution of approximately $      per share to new investors. The following table illustrates the dilution to new investors on a per share basis, assuming the underwriters do not exercise their over-allotment option:
Public offering price per share			$
Net tangible book value (deficit) per share as of June 30, 2023		$0.01
Increase in net tangible book value (deficit) per share attributable to this offering	$
As adjusted net tangible book value (deficit) per share after giving effect to this offering			$
Dilution in net tangible book value per share to new investors			$
If the underwriters exercise in full their option to purchase      additional shares from us, the as adjusted net tangible book value (deficit) per share after this offering would be $      per share, the increase in net tangible book value per share to existing stockholders would be $      per share and the dilution to new investors purchasing shares in this offering would be $      per share.
The above discussion and table is based on 20,705,652 shares of Common Stock outstanding as of June 30, 2023 and excludes:
•
1,606,971 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted average exercise price of $7.34 per share;

•
574,699 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2023;

•
375,000 shares of Common Stock issuable upon the vesting of performance stock units outstanding as of June 30, 2023;

•
1,624,709 shares of Common Stock available for future issuance as of June 30, 2023 under our 2018 Incentive Award Plan; and

•
182,007 shares of our Common Stock available for future issuance as of June 30, 2023 under our employee stock purchase plan.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our Common Stock in this offering will experience further dilution.

UNDERWRITING
Stifel, Nicolaus & Company, Incorporated and Craig-Hallum Capital Group LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below will severally agree to purchase from us the aggregate number of shares of Common Stock shown opposite their respective names below:
Number of Shares
Stifel, Nicolaus & Company, Incorporated
Craig-Hallum Capital Group LLC
Total
The underwriting agreement will provide that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations will commit them to severally purchase and pay for all of the shares of Common Stock listed above if any are purchased. The underwriters will reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares of Common Stock
We will grant the underwriters a 30-day option to purchase up to      shares of our Common Stock at the public offering price, less the underwriting discount and commissions, as set forth on the cover page of this prospectus supplement. If the underwriters exercise their option in whole or in part, each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our Common Stock in proportion to their respective commitments set forth in the table above.
Commissions and Discounts
The underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $      per share of Common Stock to other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. Our shares of Common Stock will be offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.
The following table summarizes the compensation to be paid to the underwriters and the proceeds, before expenses, payable to us:
Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before estimated expenses, to us	$	$	$
We estimate that our total expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $      million.
Indemnification of Underwriters
We will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities
We, and each of our directors and executive officers have entered, or will enter, into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which we and each of these persons, for a period of 90 days after the date of this prospectus supplement, may not, as the case may be and subject to certain exceptions, issue, offer, sell, assign, lend, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or securities convertible into or exchangeable for or that represent the right to receive shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, subject to specified exceptions. In the case of our directors and executive officers, these restrictions shall also apply to any Common Stock received upon exercise of options granted to or warrants owned by such persons. Among other exceptions, these restrictions will not apply to us with respect to (1) issuances of Common Stock or securities exercisable for, convertible into or exchangeable for Common Stock disclosed as outstanding in this prospectus supplement, (2) issuances of stock options not exercisable during the 90-day restricted period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to our existing equity incentive plans and (3) issuances of Common Stock in connection with any acquisition consummated by us during the 90-day restricted period (provided that the Common Stock issued in such 90-day period pursuant to this clause (3) and clause (2) above does not exceed 5% of our outstanding Common Stock in the aggregate). With respect to our directors and executive officers, subject to certain exceptions, these restrictions will not apply to (1) transfers (i) as bona fide gifts, (ii) to immediate family member or a trust for the direct or indirect benefit of the transferor or immediate family member of the transferor, (iii) by will or intestacy, (iv) by operation of law, including pursuant to a domestic relations order, divorce decree or court order (v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor, (vi) if the transferor is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, or (vii) with the prior written consent of the representatives; (2) the establishment of a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; and (3) sales of shares in the amounts provided to the representatives in writing prior to the date of each lock-up agreement pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act.
Listing
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ASUR.”
Short Sales, Stabilizing Transactions and Penalty Bids
In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.
Short Sales
Short sales involve the sales by the underwriters of a greater number of shares of Common Stock than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares of Common Stock. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of our Common Stock available for purchase in the open market as compared to the price at which they may purchase the shares through their option.

Naked short sales are any short sales in excess of such option to purchase additional shares of Common Stock. The underwriters must close out any naked short position by purchasing shares of our Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.
Stabilizing Transactions
The underwriters may make bids for or purchases of shares of our Common Stock for the purpose of pegging, fixing or maintaining the price of our Common Stock so long as stabilizing bids do not exceed a specified maximum.
Penalty Bids
If the underwriters purchase shares of our Common Stock in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of our Common Stock to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.
The transactions above may occur on the Nasdaq Capital Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. If such transactions are commenced, they may be discontinued without notice at any time.
Discretionary Sales
The underwriters have informed us that they do not expect to confirm sales of the shares of Common Stock offered by this prospectus supplement to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.
Electronic Distribution
A prospectus supplement in electronic format may be made available on the Internet or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments, including bank loans, for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Residents of the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100, or if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive (2010/73/EU) 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•
in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.
Notice to Residents of the United Kingdom
This prospectus supplement is only being distributed to, and is only directed at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended, or the Order, (ii) persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to Residents of Switzerland
The securities which are the subject of the offering contemplated by this prospectus supplement may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. None of this prospectus supplement or any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
None of this prospectus supplement or any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.
Notice to Residents of Japan
The underwriters will not offer or sell any of the shares of common stock directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for reoffering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Residents of Hong Kong
The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any shares of common stock other than (a) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to the shares of common stock which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Residents of Singapore
This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the Securities and Futures Act), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
Where the shares of common stock are subscribed or purchased under Section 275 by a relevant person, which is:

(a)
a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares of common stock under Section 275 except:

(1)
to an institutional investor or to a relevant person, or to any person pursuant to an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(2)
where no consideration is given for the transfer; or

(3)
by operation of law.

Notice to Residents of Canada
This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares and any representation to the contrary is an offence.
Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the company and the underwriters provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the company and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the shares will be deemed to have represented to the company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS
The validity of the shares of Common Stock offered hereby will be passed upon for us by Cozen O’Connor P.C., Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2022 and 2021 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part. Our consolidated financial statements are incorporated by reference herein in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement that we have filed with the SEC and omit certain information contained in the registration statement. We have also filed exhibits with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, https://www.asuresoftware.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Asure.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information contained in documents we file with the SEC. This allows us to disclose important information to you by referencing those filed documents rather than by including them in the prospectus supplement or the accompanying prospectus. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:
•
Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 7, 2023, respectively;

•
Proxy Statement on Schedule 14A filed with the SEC on April 14, 2023;

•
our Current Report on Form 8-K filed with the SEC on May 15, 2023; and

•
the description of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, filed as Exhibit 4.5 to our Annual Report on Form 10-K, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the completion or termination of this offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You may request a copy of our filings with the SEC and any documents incorporated by reference in this prospectus supplement and the accompanying prospectus (including any exhibits specifically incorporated by reference in such documents) at no cost by writing or telephoning us at the following address or phone number:
Asure Software, Inc.
405 Colorado Street, Suite 1800
Austin, Texas 78701
Attn: Investor Relations Department
(512) 437-2678

PROSPECTUS
Asure Software, Inc.
$150,000,000
Debt Securities
Preferred Stock
Common Stock
Debt Warrants
Equity Warrants
Rights
Units
We may offer and sell up to $150,000,000 in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.
We may offer and sell these securities directly to our stockholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement.
Our common stock is traded on the Nasdaq Capital Market under the symbol “ASUR.” On March 8, 2021, the closing price of our common stock was $8.01 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 22, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.
We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “we,” “our” and “us” refer to Asure Software, Inc., a Delaware corporation.

ABOUT ASURE SOFTWARE
We are a leading provider of cloud-based Human Capital Management (“HCM”) software solutions and, until its divestiture in December 2019, Workspace Management software solutions. We help small and mid-sized companies grow by helping them build better teams with skills that get them to the next level, stay compliant with ever changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM, includes cloud-based Payroll & Tax, HR, and Time & Attendance software as well as HR Services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners.
Our platform vision is to help clients grow their business and become the most trusted HCM resource to entrepreneurs everywhere. Our product strategy is driven by three primary challenges that prevent businesses from growing: HR complexity, allocation of both human and financial capital, and the ability to build great teams. The AsureHCM suite includes four product lines: AsurePayroll&Tax, AsureHR, AsureTime&Attendance, and AsureHRServices.
For all of Asure’s product lines, we believe support and professional services are key elements of our value proposition and overall solution. In addition to state-of-the-art hosting platforms and regular software upgrades and releases, Asure gives clients easy access to our skilled support team. Our services and support representatives are knowledgeable about Asure’s solutions and HR best practices as many staff have professional certifications in payroll and human resources.
Our sales and marketing strategy includes both direct and indirect channels to target small and mid-sized businesses (SMBs) throughout the United States. Our direct sales and marketing efforts include marketing directly to SMBs and their trusted advisors which include CPAs, banks, and benefits brokers who frequently refer their clients to HCM vendors. Our indirect model licenses our HCM software to resellers that provide value-add HCM services to their clients. These resellers include pure-play payroll providers focused on a geographic or industry niche as well as CPAs, banks, and benefits brokers that want to expand relationships with their clients directly without referring those clients outside their business.
In addition, we also actively search for potential product, service or business acquisitions that we believe will complement our existing and planned product and service offerings. More strategically, we typically target and nurture a pipeline of potential acquisitions from our reseller channel. Those acquisitions can be highly accretive because they easily tuck into our existing infrastructure and the underlying customers do not need to change software platforms.
We were incorporated in Delaware. Our common stock is listed on the NASDAQ Capital Market under the symbol “ASUR.” Our principal executive offices are located at 3700 N. Capital of Texas Highway, Suite 350, Austin, Texas 78746, and our telephone number is (512) 437-2700. Our website is located at www.asuresoftware.com. The information contained on, or that may be obtained through, our website is not part of, and is not incorporated in, this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.
Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” in the applicable prospectus supplement, and discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated from time to time by our subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “potential,” “predict,” “estimate,” “project,” “believe,” “would” and similar expressions and the negative of those terms. In particular, these include, but are not limited to, statements relating to the following:
•
our ability to realize the expected business or financial benefits of the companies or technologies that we acquire;

•
our dependence on data centers and computing infrastructure operated by third parties;

•
the regulated industry in which we operate adoption of new or interpretation of existing money service business statutes and money transmitter statutes;

•
our ability to protect proprietary data, including our direct and indirect client’s and their employees’ personal information;

•
our ability to develop enhancements and new features, keep pace with technological developments or respond to future technologies;

•
our dependence on clients renewing their agreements with us, purchasing additional products from us or adding additional users;

•
our ability to meet future capital requirements and the potential need to incur additional debt;

•
our ability to raise additional capital on acceptable terms, or at all;

•
our ability to manage unfavorable conditions in our industry or global economy that may arise, including those resulting from the COVID-19 pandemic;

•
the future laws and regulations that may increase the cost of our products;

•
evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet access;

•
our ability to effectively manage our growth and organizational change;

•
our ability to collect payments made on behalf of our clients and otherwise be exposed to consumer credit risk;

•
the impact of changes in government regulations mandating the amount of tax withheld or timing of remittance on the interest we earn on funds held for clients;

•
our ability to compete in a highly competitive market for payroll and HCM solutions;

•
our ability to attract and retain key personnel;

•
our ability to manage significant disruptions in our SaaS hosting network;

•
the demand for SaaS products generally or our products in particular;

•
our ability to protect our proprietary rights;

•
our level and terms of indebtedness;

•
our ability to incur debt and use proceeds therefrom in accordance with our debt covenants;

•
the potential for a substantial number of shares to be sold in the open market and the resulting impact on our stock price;

•
the ongoing effects of the new tax laws and the refinement of provisional estimates;

•
our ability to maintain effective internal controls over financial reporting;

•
our ability to conclude that a control deficiency is not a material weakness or that an accounting error does not require a restatement;

•
potential impairment of goodwill and intangible assets, which comprise a significant portion of our assets;

•
our ability to use our net operating loss carryforwards and certain other tax attributes;

•
our financial performance, including our expectations regarding revenue, gross margin, and operating expenses, and our ability to achieve or sustain profitability;

•
integration of businesses we have acquired or will acquire;

•
our ability to release timely updates to reflect changes in wage and hour laws, tax, privacy, benefit and other laws and regulations;

•
the effectiveness of our applications being limited by privacy concerns, laws and other regulations;

•
our ability to make scheduled payments on or to refinance our existing indebtedness (including the indebtedness under our Third Restated Credit Agreement and subordinated promissory notes) or to obtain forgiveness of our Paycheck Protection Program loan;

•
the effect of claims, lawsuits, governmental investigations and other proceedings that adversely affect our business; and

•
the costs of operating as a public company, and substantial time devoted by our management to new compliance initiatives and any sanctions or other penalties resulting from non-compliance.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference herein and therein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents that are incorporated by reference herein and therein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds. Until we use the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.
DILUTION
We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:
•
the net tangible book value per share of our equity securities before and after the offering;

•
the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•
the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through one or more underwriters or dealers in a public offering and sale by them, through agents, or directly to one or more purchasers.
We may distribute the securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
If we use a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons or entities participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons or entities participating in the offering of a greater number of securities than we sold to them as part of the offering. In these circumstances, these persons or entities would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons or entities may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2).

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1).

Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Asure Software and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Asure Software; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12).
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7).

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Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8).

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each security-holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5).
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13).
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3).
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of law provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10).
DESCRIPTION OF CAPITAL STOCK
The following description of our common stock is not complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, or certificate of incorporation, and our Third Amended and Restated Bylaws, as amended, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us.
General
Our authorized capital stock consists of 44,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, $0.01 par value per share.
Common Stock
As of March 8, 2021, we had 19,016,972 shares of common stock outstanding. In addition, 1,369,387 shares of common stock issuable upon the exercise of stock options outstanding as of March 8, 2021, at a weighted average exercise price of $7.85 per share; 401,107 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 8, 2021; 1,100,152 shares of our common stock available for future issuance as of March 8, 2021, under our 2018 Incentive Award Plan; and 364,446 shares of our common stock available for future issuance as of March 8, 2021, under our employee stock purchase plan.
Voting Rights
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.
Dividends
Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Fully Paid and Nonassessable
All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Preferred Stock
We currently have authorized 1,500,000 shares of preferred stock, $0.01 par value per share. Of those shares, we have at the date of this prospectus 350,000 shares of Series A Junior Participating Preferred Stock designated, none of which shares are outstanding. The balance of our preferred stock is undesignated.
Series A Junior Participating Preferred Stock and Related Rights
On October 28, 2009, stockholders of record at the close of business on that date received a dividend of one right (a “Right”) for each outstanding share of common stock. Each Right entitles the registered holder to purchase one one-thousandth of a share of Series A junior participating preferred stock of the Company (the “Series A Stock”), at a price of $1.7465 per one thousandth of a share of Series A Stock, subject to adjustment (the “Exercise Price”). The Rights are not exercisable until the Distribution Date referred to below. The description and terms of the Rights are set forth in the Second Amended and Restated Rights Agreement between the Company and American Stock Transfer & Trust Company LLC, dated as of April 17, 2019, which extended the expiration date of the Rights to October 28, 2022.
The Second Amended and Restated Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of our then-outstanding common stock without the prior approval of the board of directors. Stockholders who own 4.9% or more of our then-outstanding common stock as of the close of business on the Record Date will not trigger the Second Amended and Restated Rights Agreement so long as they do not increase their ownership of the common stock after the Record Date by more than one-half of 1% of the then-outstanding common stock. A person or group that acquires shares of our common stock in excess of the above-mentioned applicable threshold, subject to certain limited exceptions, is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised. The Rights will not be exercisable until 10 days after a public announcement by us that a person or group has become an Acquiring Person. On the date (if any) that the Rights become exercisable (the “Distribution Date”), each Right would allow its holder to purchase one one-thousandth of a share of Series A Stock for a purchase price of $1.7465. In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of the common stock (in lieu of Series A Stock) with a market value of twice the Exercise Price, upon payment of the purchase price.
The Rights will expire on the earliest of (a) October 28, 2022, (b) the exchange or redemption of the Rights, (c) consummation of a merger or consolidation or sale of assets resulting in expiration of the Rights, (d) the consummation of a reorganization transaction entered that the board of directors determines will help prevent an “Ownership Change,” as defined in Section 382 of the Code and protect our net operating losses, (e) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or any other change, if the board of directors determines the Second Amended and Restated Rights Agreement is no longer necessary for the preservation of tax benefits, or (f) the beginning of a taxable year to which the board of directors determines that no tax benefits may be carried forward.
We may, at our option and with the approval of the board of directors, at any time prior to the close of business on the earlier of (i) the tenth day following the first date of public announcement by us or an Acquiring Person that an Acquiring Person has become such or such later date as may be determined by action of a majority of the members of the board of directors then in office and publicly announced by us or (ii) October 28, 2022, redeem all but not less than all the then outstanding Rights at a redemption price of $0.067 per Right (such redemption price being herein referred to as the “Redemption Price”). We may, at our option, pay the Redemption Price either in common stock (based on the current per share market price thereof) or cash; provided, that if the board of directors authorizes redemption of the Rights on or after the time a person becomes an Acquiring Person, then such authorization shall require the concurrence of a majority of the members of the board of directors then in office. In addition, after a person becomes an Acquiring Person the board of directors may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one common share per Right (subject to adjustment).
The Rights have certain anti-takeover effects, including potentially discouraging a takeover that stockholders may consider favorable. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors. On the other hand, the Rights should not interfere with any merger or other business combination approved by the board of directors since the Rights may be redeemed by us at the Redemption Price prior to the date ten days after the public announcement that a person or group has become the beneficial owner of 4.9% or more of the common stock, and any securities which a person or any of such person’s affiliates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between us and such person may be excluded from the calculation of their beneficial ownership if such agreement has been approved by the board of directors prior to them becoming an Acquiring Person.
The transfer agent and registrar for our Series A Stock is American Stock Transfer & Trust Company.
General
Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
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the title and stated value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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the procedures for any auction and remarketing, if any, for the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange or market;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

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the terms and conditions, if applicable, upon which preferred stock is exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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whether interests in the preferred stock will be represented by depositary shares;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:
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senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

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on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

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junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate take-over bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock and Rights to Purchase Series A Stock
The Rights described above to acquire Series A Stock, and the ability to authorize additional undesignated preferred stock, makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or by our secretary upon order of our board of directors or the holders of 10% of the outstanding shares of each class entitled to vote. Only one special meeting may be called per calendar year, unless at least 13 months have passed since the last annual meeting, in which case a second special meeting may be called.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Limitations on Stockholder Action by Written Consent
Our certificate of incorporation generally grants stockholders a 20-day right to reconsider and revoke an act consented to by written consent without a meeting, except for a consent solicitation conducted by us when the matter is on behalf of the board of directors and is uncontested. Written consents are valid only for 60 days from the earliest date of consents delivered to us.
Common Stock Ownership of Directors and Chief Executive Officer
Our bylaws provide common stock ownership guidelines for our independent directors and our Chief Executive Officer. Independent directors are expected to acquire and hold during their service as directors a number of shares based on years of service, ranging from one year by value of board compensation within two years of becoming a board member, to 4.5% of our outstanding shares within ten years of becoming a board member. Our Chief Executive Officer is expected to acquire and hold during his or her service as CEO a number of shares valued as one year’s worth of annual base compensation.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests
DESCRIPTION OF WARRANTS
We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
Debt Warrants
The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:
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the title of the debt warrants;

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the aggregate number of the debt warrants;

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the price or prices at which the debt warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

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the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of each debt warrant;

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the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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the maximum or minimum number of debt warrants which may be exercised at any time;

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a discussion of any material Federal income tax considerations; and

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any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Holders may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.
Equity Warrants
The applicable prospectus supplement will describe the following terms of equity warrants offered:
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the title of the equity warrants;

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the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

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the price or prices at which the equity warrants will be issued;

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if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

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if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

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if applicable, a discussion of any material Federal income tax considerations; and

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any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. We are not required to make adjustments in the number of shares purchasable upon exercise of the equity warrants until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed shares or an over-allotment privilege to the extent shares are fully subscribed;

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if applicable, the material terms of any standby underwriting or purchase arrangement; and

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a discussion of certain United States federal income tax consequences applicable to the rights offering.

DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units
Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities.

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.
LEGAL MATTERS
Cozen O’Connor, P.C, Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019 and for each of the years in the period ended December 31, 2020 as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:
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Annual Report on Form 10-K for the year ended December 31, 2020;

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Our definitive proxy statement on Schedule 14A filed on April 16, 2021; and

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The description of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 filed on March 16, 2020 as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus at https://investor.asuresoftware.com/financial-information.You may also direct any requests for reports or documents to:
Asure Software, Inc.
3700 N. Capital of Texas Hwy, Suite 350
Austin, Texas 78746
Attn: Investor Relations
(512) 437-2678

           Shares
Common Stock
PRELIMINARY PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Stifel
Craig-Hallum
August   , 2023